UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

ARCONIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Arconic’s Proxy Fight and Voting Your Shares

Arconic’s proxy contest has entered the next stage, with both Arconic and an activist investor sending proxy materials to shareholders—including employees who hold shares via the Employee Savings Plan—with their nominees for Board of Directors. Chief Legal Officer Kate Ramundo provides an overview of what’s happening, and what it means to you.

•	What’s happening? Five seats on the Arconic Board of Directors are up for election at Arconic’s first annual meeting of shareholders as a standalone company on May 16, 2017. A third party—activist hedge fund investor Elliott Management—has initiated a proxy fight to win shareholder votes for its slate of candidates.

Arconic and Elliott have each issued proxy statements proposing their separate slates of directors. Filed with the Securities and Exchange Commission (SEC), each proxy statement includes recommendations to shareholders on how to vote for director nominees and other proposals, among other information.

•	What will be decided? Shareholders will vote—one vote per share, by shareholders of record at the close of business March 1, 2017—to elect directors to the Company’s board. They will also vote on a set of corporate governance proposals. We are urging shareholders to rely on the judgment of the Arconic Board, which is independent, objective and thoroughly dedicated to the interests of all Arconic shareholders, and vote in accordance with the Board’s recommendations on the WHITE proxy card.

•	What does Elliott want? In a letter to shareholders, Arconic’s Board of Directors said: “It is very clear to us that Elliott’s campaign is not really about changing Arconic’s Board composition, governance or strategic plan. Instead, Elliott is asking Arconic’s shareholders to ignore the business judgment of its 12 independent directors – who have unanimously concluded that the best interests of Arconic and all Arconic shareholders are served by the continued leadership of Mr. Kleinfeld – and defer instead to the preferences of a hedge fund with no experience operating Arconic’s business or navigating the challenges that Arconic has faced. We believe Elliott’s efforts are an attempt to assert undue influence over a company’s board composition and leadership.”

•	Who has Arconic nominated? Arconic’s five nominees are already part of our substantially refreshed, independent board: Seven of our directors joined the Board since the beginning of 2016, including three who were appointed at Elliott’s request.

All of our directors’ experience and access to substantial non-public information have given them an in-depth understanding of Arconic as well as Klaus’ leadership skills, ability, dedication and personality. In addition to having both new perspectives and seasoned experience, the Board has a tremendous amount of CEO and senior-executive level experience across a range of relevant sectors. Meet our Board nominees.

•	How will the vote be conducted? Shareholders will receive separate mailings from Arconic and Elliott, containing a proxy card with which to vote (and instructions for web or phone voting if preferred).

–	VOTE THE WHITE CARD to support Arconic’s independent Board, which after exhaustive review, unanimously supports Arconic’s strategy under Klaus Kleinfeld, CEO, to deliver innovation and value as a partner to our customers.

–	DISCARD THE BLUE CARD to reject Elliott, a hedge fund without the benefit of full information about our business and with no fiduciary duty to Arconic shareholders.

•	Will Arconic know how I have voted?

No, Arconic does not know how individual employees vote. Third parties tabulate the votes and do not share information with Arconic about how (or whether) individual employees have voted.

•	How many proxy cards will shareholders receive? Do I need to vote all of them?

1.	If you hold shares in more than one account, you will receive separate proxy cards or voting instructions forms for each account. For each of those accounts, Arconic and Elliott will likely send multiple proxy cards.

2.	It is very important that you submit a vote for each account in which you hold shares. Only the latest dated proxy you submit will be counted.

3.	We urge you to sign and return the Company’s WHITE proxy card and not to return or otherwise vote any blue proxy card sent to you by Elliott. A vote on the Elliott blue proxy card—even if you vote “WITHHOLD” on all Elliott’s nominees—will cancel any WHITE proxy you previously submitted for those shares.

If you previously voted on the Elliot blue proxy card, you can change your mind and cancel that vote by signing and returning the Company’s WHITE proxy card.

•	How can I tell the proxy materials apart? Which are from Arconic versus Elliott?

Elliott’s materials, which may come under the name “New Arconic” using a color scheme and graphics similar to ours, look very much like Arconic’s. Don’t be fooled: for our company’s materials, look for the Arconic logo or visit www.arconic.com/annualmeeting. Arconic’s proxy card is WHITE; Elliott’s is light blue.

If you have any questions about voting your proxy, please do not hesitate to contact the firm assisting us on this matter, Innisfree M&A Incorporated, toll free at 1-877-750-5836. Outside the U.S. or Canada please call 1-412-232-3651.

•	How do I vote if I participate in one of the employee savings plans?

Employee Savings Plan participants—including the Arconic 401(k) retirement plan—will be given the opportunity to give voting instructions to the trustee of the employee savings plan; the trustee will then vote your shares as instructed. If the trustee does not receive your instructions, your shares will generally be voted in proportion to the way the other plan participants voted. Employee Savings Plan votes must be received by May 10, 2017.

•	I have lost / not received / misplaced my voting papers. How can I vote? If you have any questions about voting your proxy, please do not hesitate to contact the firm assisting us on this matter, Innisfree M&A Incorporated, toll free at 1-877-750-5836.Outside the U.S. or Canada please call 1-412-232-3651.

•	How do I make sure my vote counts?

Only your latest vote submitted counts. If you submit multiple proxy votes for the same shares, only the last dated proxy that you submit—white or blue—will be counted. Remember that every vote is important, no matter how many shares you own. If you have questions about how to vote your proxy card, please call Innisfree M&A Incorporated, toll-free, at 1-877-750-5836. Outside the U.S. or Canada please call 1-412-232-3651. They are assisting us with voting for this year’s meeting.

Forward–Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to the growth of end markets and potential share gains; statements and guidance regarding future financial results or operating performance; and statements about Arconic’s strategies, outlook, business and financial prospects. Forward-looking statements are not guarantees of future performance, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, including, but not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (i) the other risk factors discussed in Arconic’s Form 10-K for the year ended December 31, 2016, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.